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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of Ceridian Corporation:


         We consent to the incorporation by reference in Registration Statements Nos. 333-56822, 333-56818, 333-56828, 333-56820, 333-64944 and 333-82466 on Form
S-8 of Ceridian Corporation of our reports dated January 22, 2003. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 and are included or incorporated by reference in the 2002 Annual Report on Form 10-K of Ceridian Corporation. As discussed in Note A to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets", on January 1, 2002.



                                                     KPMG LLP


Minneapolis, Minnesota
March 27, 2003